As filed with the Securities and Exchange Commission on February 17, 2000

                                                 Registration No. 333-
==============================================================================



                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933


                                   SPYGLASS, INC.
               (Exact name of registrant as specified in its charter)

                      DELAWARE                       37-1258139
            (State or other jurisdiction          (I.R.S. Employer
                of incorporation or            Identification Number)
                   organization)


                             NAPERVILLE CORPORATE CENTER
                         1240 EAST DIEHL ROAD, NAPERVILLE, ILLINOIS   60563
                         (Address of Principal Executive Offices)
                         (Zip Code)


                              1995 STOCK INCENTIVE PLAN
                              (Full title of the Plan)


                                 DOUGLAS P. COLBETH
                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                   SPYGLASS, INC.
                             NAPERVILLE CORPORATE CENTER
                                1240 EAST DIEHL ROAD
                            NAPERVILLE, ILLINOIS   60563
                       (Name and address of agent for service)

                                   (630) 505-1010
            (Telephone number, including area code, of agent for service)

 =============================================================================



                           CALCULATION OF REGISTRATION FEE


                                 Proposed       Proposed
     Title of                    maximum        maximum
    securities                   offering       aggregate           Amount of
     to be       Amount to be    price per      offering          registration
   registered      Registered     share          price                fee
 =============   ============   ============   ===============    =============
 Common Stock,
 $.01 par value     1,750,000   $ 40.3125 (1)  $ 70,546,875 (1)   $ 18,625
 per share            shares
 ________________
   (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 14, 2000 in accordance with Rules 457(c) and 457(h) of the Securities
        Act of 1933.





                       STATEMENT OF INCORPORATION BY REFERENCE

               This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-95162, filed by the Registrant on July 31, 1995 relating to the Registrant's 1995 Stock Incentive Plan.





                                     SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on February 17, 2000.

                                        SPYGLASS, INC.

                                   By:/s/ Douglas P.Colbeth
                                     Douglas P. Colbeth
                                     President and Chief Executive Officer

                                  POWER OF ATTORNEY

               We, the undersigned officers and directors of Spyglass, Inc. hereby severally constitute Douglas P. Colbeth, Gary L. Vilchick and Patrick J. Rondeau, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Spyglass, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


              Signature                    Title                Date
             ----------                    ------               -----
       /s/ Douglas P.Colbeth       Chairman of the Board     February 17,2000
        --------------------       and Chief Executive
       Douglas P. Colbeth          Officer (principal
                                   executive officer)


       /s/ Gary L. Vilchick        Executive Vice            February 17,2000
       ---------------------       President, Finance,
       Gary L. Vilchick            Administration and
                                   Operations and Chief
                                   Financial Officer
                                   (principal financial and
                                   accounting officer)

       /s/ Brian J. Jackman        Director                  February 17,2000
       ---------------------
       Brian J. Jackman

       /s/ Martin J. Leamy         Director                  February 17,2000
       ---------------------
       Martin J. Leamy

       /s/ Charles T. Brumback     Director                  February 17,2000
       -----------------------
       Charles T. Brumback

       /s/ John Shackleton         Director                  February 17,2000
       -----------------------
       John Shackleton




                                    EXHIBIT INDEX


           Exhibit
           Number        Description
           ---------     -----------
             4.1 (1)     Amended and Restated Certificate of Incorporation
                         of the Registrant, as amended

             4.2 (2)     By-Laws of the Registrant

             4.3 (2)     Specimen certificate for shares of common stock.

             5.1         Opinion of Hale and Dorr LLP

            23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

            23.2         Consent of Ernst & Young LLP

            24.1 Power of Attorney (included on the signature page of this Registration Statement)



          ______________

          (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-04357) filed May 23, 1996.

          (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-92174).





                                                                EXHIBIT 5.1

                                  HALE AND DORR LLP
                                 Counsellors at Law
                    60 State Street, Boston, Massachusetts 02109
                            617-526-6000.FAX 617-526-5000


                                                        February 17, 2000


          Spyglass, Inc.
          Naperville Corporate Center
          1240 East Diehl Road
          Naperville, Illinois 60563

               Re:  1995 Stock Incentive Plan

          Gentlemen:

               We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on February 17, 2000 with the Securities and Exchange Commission relating to 1,750,000 shares of the Common Stock, $.01 par value per share ("Shares"), of Spyglass, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Stock Incentive Plan (the "Plan").

               We have examined the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

               In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

               Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

               We hereby consent  to the filing  of this  opinion with  the
          Securities  and  Exchange  Commission  in  connection  with   the
          Registration Statement.





                                        Very truly yours,

                                        /s/ Hale and Dorr LLP
                                        ---------------------
                                        HALE AND DORR LLP





                                                            EXHIBIT 23.2

                 Consent of Ernst & Young LLP, Independent Auditors

          We consent to the incorporation by reference in this Registration Statement (Form S-8) of Spyglass, Inc. of our report dated October 19, 1999, except for Note 14 as to which the date is November 4, 1999, with respect to the consolidated financial statements and schedule included in the 1999 Annual Report of Spyglass, Inc. and incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

          Chicago, Illinois
          February 15, 2000